UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2010

ARCH CHEMICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-14601	06-1526315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT 06851

(Address of Principal Executive Offices) (Zip Code)

203-229-2900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2010, Arch Chemicals, Inc (the “Company”) entered into a Master Note Purchase Agreement (the “Agreement”) with affiliates of ING Investment Management LLC, New York Life Insurance Company, MetLife, Inc., Massachusetts Mutual Life Insurance Company, Great-West Lifeco Inc., CUNA Mutual Group, and Southern Farm Bureau Life Insurance Company (the “Investors”), pursuant to which the Investors will provide financing to the Company through the private placement of $250 million aggregate principal amount of the Company’s Series 2010-A Senior Notes (the “Notes”). Pursuant to the Agreement, the Company issued $125 million of the Notes on September 9, 2010, with the remaining $125 million to be issued by the Company no later than December 31, 2010, subject to customary closing conditions.

The Notes bear interest at a fixed rate of 4.0% per annum and mature on December 31, 2017.

The Agreement contains customary events of default (the occurrence of which may result in all of the Notes then outstanding becoming immediately due and payable) and covenants related to limitations on indebtedness and dividends and the maintenance of certain financial ratios generally consistent with those in the Company’s existing Note Purchase and Private Shelf Agreement, dated as of August 28, 2009, with Prudential Investment Management Inc. and certain of its affiliates. Proceeds from the issuance of the Notes will be used for general corporate purposes, including the repayment of debt.

The foregoing is a summary of the terms and conditions of the Agreement only and does not purport to be a complete discussion of its terms. Accordingly, the foregoing description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A press release issued by the Company on September 9, 2010 relating to the Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Master Note Purchase Agreement between Arch Chemicals, Inc. and the purchasers party thereto, dated September 9, 2010.

99.1	Press Release, dated September 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

By:	/S/ STEVEN C. GIULIANO
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

Date: September 9, 2010

EXHIBIT INDEX

Exhibit	Description
4.1	Master Note Purchase Agreement between Arch Chemicals, Inc. and the purchasers party thereto, dated September 9, 2010.

99.1	Press Release, dated September 9, 2010